Exhibit 99.1

Patent Reform Bill Removed from Senate Consideration

BETHESDA, MD, May 27, 2014 /PRNewswire/ -- Spherix Incorporated (SPEX) -- an intellectual property development company committed to the fostering and monetization of intellectual property, today noted that the United States Senate, and Senate Judiciary Committee Chairman Patrick Leahy (D-Vermont), removed the patent reform bill from the committee’s calendar.

Senator Leahy cited the lack of broad bipartisan support for the bill, and also stated that many of the proposals would overly burden “legitimate patent holders who employ thousands of Americans.”

Anthony Hayes, Chief Executive Officer of Spherix, stated, “The removal of this bill from the Senate Judiciary Committee schedule should remove some of the uncertainty which has been clouding our industry. Spherix is committed to responsibly protecting the patents it owns, and we remain eager to work with companies large and small to reach fair agreements.”

About Spherix
Spherix Incorporated was launched in 1967 as a scientific research company. Spherix is committed to advancing innovation by active participation in the patent market. Spherix draws on portfolios of pioneering technology patents to partner with and support product innovation.

Forward Looking Statements
Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Investor Relations Contact:
Hayden/ MS-IR
Brett Mass
Phone: (646) 536-7331
Email: brett@haydenir.com
www.haydenir.com

Spherix Contact:
Phone: (703) 992-9325
Email: info@spherix.com
www.spherix.com